UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K/A
                                 Current Report

            PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF
                                      1934.

                Date of Report (Date of Earliest event reported):
                                 August 29, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)

             Nevada                                             88-0231200
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 765-9598
                Company's telephone number, including area code

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ITEM 5.01 CHANGE IN MAJORITY CONTROL OF NANOSIGNAL CORPORATION, INC. HAS TAKEN
          PLACE.

Amendment from August 29th,2005 upgraded to current date as of March 1st,2006

On August 29, 2005 - NanoSignal Corporation, Inc , previously reported that Gary
W. Walters is the holder of 20,000,000 shares of super preferred stock. The correct statement should have been that Gary W. Walters was the holder of these shares but does not currently hold any shares based on a settlement agreement that transferred the shares to the Gary W. Walters Trust of Indianapolis, Indiana.

On February 27th, 2006, It was necessary that due to an illness in the immediate family Gary W Walters in the best interest of the family and trust has been requested to immediately and effectively take charge of the affairs of the trusts and reside as Trustor a position something he has not held for the past exceeding 91 days plus. While the transfer of supper preferred voting shares resides with the trust he has since let the A.M.I.T. Trust Ltd in Belize of which is a part of a 176 year old trust and shall assume full responsibility over the exercise of these voting shares and as part of the fiduciary the board of directors authorized and instructed the transfer agent to issue all of the remaining shares of super preferred voting stock this 1st day of march 2006 to A.M.I.T. Trust Ltd. and that all of the authorized un-issued shares of the super preferred voting shall immediately be issued to the A.M.I.T. Trust Ltd. . The board of trustees and the Trustor spear headed by H Johnson a 47 year Trustor in his capacity plans to develop the technology Slices and make good on any and all previous press releases, Promises insinuations or those that may have been extended past their original deadlines or statements and by which we now was informed that at all times in any of the previous press releases contained the safe harbor information as to the accuracy and reliability of any statements made or inferred as to not rely upon them due to material changes or in conditions by which statements were made that until now may have not been conducive to the corporation but were certainly made by reasonable assurances that the former management had no reason not to believe their being of truth, due to some of the complexities printing of retractions were sustained pending the real outcome of whom took possession of the Slices technology and why ? held onto it for more than two years stating that it was for ongoing investigation to this date the technology of the research and development CD'S etc is still in the hands of a law enforcement agency under highly questionable circumstances, and that by a sealed warrant until court proceedings on February 8th ,2006 had taken place and whereby Counsel for the Gary W Walters has requested that the court intervene in the matter that Gary W Walters or any of the former CEO'S directors may have made to effectuate the past present and bring them all current into developing the technology from their visions that may have been hindered or hampered beyond their actual reasonable control was requested that the LVPD turn over any and all technology that they have confiscated. . The future for the technology will be forth coming and a date will be set for its conclusions and authenticity of proof of concept being completed , Therefore A.M.I.T. Trust Ltd. shall have super preferred voting shares of 5 billion shares of issued votes effectively immediately. Accordingly, the A.M.I.T. Trust Ltd. Has effectively initiated by an unanimous approval of its Trustees a 10,000 to 1 reverse split effective today. This notification is being sent to Cusip, Nasd and the transfer agent.

        March 1, 2006                   NANOSIGNAL CORPORATION, INC.


                                        By /s/ Rupert Perrin
                                           ----------------------------
                                           Rupert Perrin, Chairman